Exhibit 10.1

Executive Medical Reimbursement Plan

Plan Document and Summary

As Adopted By

MTR Gaming Group, Inc.

EXECUTIVE MEDICAL REIMBURSEMENT PLAN

PLAN DOCUMENT AND SUMMARY

MTR Gaming Group, Inc. (the “Employer”) has established a plan known as an “Executive Medical Reimbursement Plan” (the “Plan”), for designated employees to reimburse for stipulated out of pocket medical and other expenses incurred by them, their spouses and eligible dependents.  This Summary describes the basic features of the Plan, how it operates, and how you can get the maximum advantage from it.  Attached to this Summary is an Appendix that describes information specific to your Plan.  All benefits received under the Plan will be taxable to the employee.

The benefits provided under the Plan are intended to be continued indefinitely, however, the Employer reserves the unilateral right and discretion to make any changes, without advance notice, to the Plan that it deems to be necessary or appropriate, in its discretion, to comply with applicable law, regulation, or other authority issued by a governmental entity.  The Plan Sponsor also reserves the unilateral right and discretion to amend, modify, or terminate, without advance notice, all or any part of the Plan and to make any other changes that it deems necessary or appropriate in its discretion.  Changes in the Plan may occur in any or all parts of the Plan, including coverage limitations set forth in the Plan.  You should not, therefore, assume that the benefits that are provided under the Plan will continue to be available or remain unchanged, and you should disregard any information or communication (written or oral) that would seem to limit the Employer’s absolute right and discretion to terminate, suspend, discontinue or amend such benefits.  Furthermore, the Plan Administrator reserves the unilateral right to interpret, construe, construct, and administer the terms and provisions of the Plan, in its discretion, including correcting any error or defect, supplying any omission, reconciling any inconsistency, and making all decisions concerning benefits, including any factual determinations, that may impact eligibility or a claim for benefits.  Decisions made by the Plan Administrator regarding benefits will be final and binding on all interested persons and subject only to the claims appeal procedures of the Plan.

PART 1.

GENERAL INFORMATION ABOUT THE REIMBURSEMENT PLAN

Q-1.                        What is the purpose of the Plan?

The purpose of the Plan is to reimburse eligible employees for “Eligible Medical Expenses” that they, or their Eligible Dependents, incur during the Plan Year.

Q-2.                        Who can participate in the Plan?

You may participate in the Plan if you meet the requirements to be an “Eligible Employee.”  Eligible Employees are a select group of management or highly compensated employees (as such term is defined in 29 C.F.R. § 2520.104-24) as determined from time to time by the Compensation Committee (the “Compensation Committee”) of the Board of Directors.  Eligible Employees who participate in the Plan are referred to in this Summary as “Participants.”

Q-3                           What is the effective date of the Plan?

The Plan’s effective date is November 1, 2011.  The Plan will have a short first plan year which will end on December 31, 2011.  Only claims for expenses incurred during November and December 2011 will be eligible for reimbursement for the short 2011 Plan Year.

You cannot participate in this Plan unless you participate in one of the major medical plans (the “Medical Plan”) offered by the Employer for its eligible employees and their dependents.  In order for you to be reimbursed for a dental or vision Eligible Expense (as set forth below), you must be enrolled in the respective dental or vision plan offered by the Employer.

Your participation in the Plan will begin on the date specified by the Compensation Committee.

Once you become a Participant, you may also receive reimbursements for Eligible Medical Expenses incurred by your “Eligible Dependents.”  Generally, “Eligible Dependents” means an employee’s legal spouse (as defined by applicable state law to the extent consistent with the Federal Defense of Marriage Act), an employee’s child (until the end of the year in which the child turns age 26) and any other individual who is a tax dependent as defined under Section 105(b) of the Internal Revenue Code of 1986, as amended (the “Code”).  Your child includes your son, daughter, stepchild, foster child, or legally

1

adopted child, regardless of such child’s tax dependent status, marital status, employment status, student status or residency.  In order for a medical, dental, or vision expense that your Eligible Dependent incurs to be reimbursable under the Plan, such Eligible Dependent must be enrolled in the respective Medical Plan, dental plan, or vision plan at the time the Eligible Dependent incurred such expense.

Q-4.                        When does coverage under the Plan end?

Your participation in the Plan shall terminate on the earliest of:

(a)          the date you cease to be an Employee;

(b)         the date you cease to meet the eligibility requirements for an “Eligible Employee” as set forth in Q-2 above; or

(c)          the date this Plan is terminated or amended to exclude you or the class of employees of which you are a member;

(d)         the date determined by the Compensation Committee.

Coverage for your Eligible Dependents ends on earliest of the following to occur:

(a)          the date your coverage ends;

(b)         for your spouse, the date that you and your spouse divorce or legally separate (or receive an annulment);

(c)          the date the individual ceases to meet the requirements of an Eligible Dependent;

(d)         the date the Plan is terminated or amended to exclude the individual or the class of dependents of which the individual is a member; or

(e)          the date determined by the Compensation Committee.

Q-5.                        What happens if I take a leave of absence?

Coverage under this Plan during a leave of absence is treated the same as it is under the Medical Plan.

Q-6.                        Do I pay for coverage under this Plan?

Benefits paid under the Plan are paid solely from the general assets of the Employer with no employee contributions required.

Q-7.                        What amount of “Eligible Medical Expenses” may be reimbursed by the Plan each Year?

Each year Participants will be eligible to receive reimbursements equal to the Maximum Annual Reimbursement Amount described below.  No benefits will be payable under the terms of the Plan until the Participant and any Eligible Dependents meet an annual aggregate deductible of $166.67 for the 2011 short Plan Year and $1,000 for the 2012 and succeeding Plan Years.

The Maximum Annual Reimbursement Amount that you may receive as reimbursement for Eligible Medical Expenses is $25,000 for the 2011 short Plan Year and $150,000 for the 2012 and succeeding Plan Years.

The Compensation Committee may change the Maximum Annual Reimbursement Amount or deductible for subsequent Plan Years

Q-8.                        What happens if I do not use the Maximum Annual Reimbursement Amount made available during the Plan Year?

This Plan does not provide for carry-over provisions.  Each Plan Year carries an independent Maximum Annual Reimbursement limit applicable to claims incurred during the Plan Year.

Q-9.                        What are “Eligible Medical Expenses”?

“Eligible Medical Expenses” are expenses incurred by you or your Eligible Dependents that satisfy the following conditions: a) the expenses are medical care expenses that would otherwise qualify for a deduction under Code Section 213 (irrespective of the income threshold set forth in Code Section 213) or are specifically set forth in this Q-9; b) the expenses have not been or will not be reimbursed by any other source, including but not limited to the Medical Plan, dental or vision insurance plans, a health savings account, another insurance or reimbursement arrangement, or a flexible spending account; c) the expenses must have been incurred during the Plan Year; and d) the expenses satisfy any additional conditions and/or limitations for an Eligible Medical Expense set forth below.

Whether or not the following expenses qualify for a deduction under Code Section 213, such expenses are Eligible Medical Expenses for purposes of the Plan:

•                  Medical :

•                  Copayments and deductibles under the Medical Plan

•                  Custodial care (includes custodial, domiciliary, residential, protective and supportive care including educational services, rest cures and convalescent care) for mental health, behavioral and/or eating disorders

•                  Travel expenses associated with long distance family visits related to residential care of minor children

•                  Experimental/Investigative treatment

•                  Hearing care services, including hearing aids

•                  Treatment for learning disabilities

•                  Nutritional counseling

•                  Skilled nursing for services after the patient has reached the maximum level of recovery possible for their particular condition

•                  Smoking cessation

•                  Wellness programs

•                  Nutrition programs

•                  Reversal of sterilization

•                  Over the counter medication

•                  Vitamins and supplements for nutrition

•                  Health club membership

•                  Dental:

•                  Amounts incurred over the $1,000 group dental plan annual maximum

•                  Copayments and deductibles under the group dental plan

•                  For services rendered outside of the plan’s schedule including copayments and deductibles

•                  Dental implants

•                  Charges in excess of reasonable and customary

•                  Vision plan:

•                  Copayments and deductibles under the group vision plan

•                  Expenses incurred for non-covered lens options

•                  Corrective eye surgery including radial keratotomy and photorefractive keratectomy

•                  Expenses for additional sets of glasses or contacts outside of the plan limits

The following expenses are not eligible for reimbursement under the Plan under any circumstance: i) qualified long term care services; ii) health insurance premiums (including COBRA premiums) other than premiums for individual insurance policies that do not require health underwriting; iii) cosmetic surgeries, procedures or related medicines, and therapies, iv) services that are unlawful where the person resides when the service is rendered, or v) services that are covered by any workers’ compensation or occupational disease law or insurance policy.  For purposes of this Plan, an expense is “incurred” when you or your Eligible Dependent is furnished the medical care or services giving rise to the claimed expense.

In addition, you may not be reimbursed for any expenses arising before the Plan became effective, before you became a Participant, or for any expenses incurred after your participation in the Plan terminates except to the extent provided below.

No advances will be paid for future or projected expenses.

Q-10.                 How do I receive Benefits (or reimbursements) under the Plan?

You will receive reimbursement forms to submit to the Plan Administrator (or Plan Service Provider designated by Employer).  You must complete the reimbursement form and submit it with the necessary supporting documentation.

The Plan Administrator (or Plan Service Provider) will review the claim and supporting documentation and determine the amount, if any, that is payable under the Plan. (See Q-11 below for your rights if a claim is denied.)  The Plan Administrator will advise you how often the payments are processed.  If your claim for benefits is approved in accordance with the terms of this Plan, you will receive reimbursement through payment.  Normal payroll tax withholding will apply.

If your claim for Eligible Medical Expenses is less than the Minimum Reimbursement Amount set forth in the Appendix, reimbursement for such expenses will accumulate until your approved expenses exceed the Minimum Reimbursement Amount.

You will not be reimbursed for Eligible Medical Expenses if the reimbursement exceeds the Maximum Annual Reimbursement Amount.

Q-10.                 How long do I have to submit claims for reimbursement?

If you are currently a participant, you must submit an expense incurred during a Plan Year no later than 90 days after the end of that Plan Year.  If you are no longer a participant, you have 90 days following your termination date to submit claims for reimbursement.

Q-11.                 What happens if my claim for benefits is denied?

If you are denied a benefit under the Plan, you should proceed in accordance with the following claims review procedures.

Step 1: Notice is received from the Plan Service Provider.  If your claim is denied, you will receive written notice from the Plan Service Provider that your claim is denied as soon as reasonably possible but no later than 30 days after receipt of the claim.  For reasons beyond the control of the Plan Service Provider, the Plan Service Provider may take up to an additional 15 days to review your claim.  You will be provided written notice of the need for additional time before the end of the 30-day period.  If the reason for the additional time is that you need to provide additional information, you will have 45 days from the notice of the extension to obtain that information.  The time period during which the Plan Service Provider must make a decision will be suspended until the earlier of the date that you provide the information or the end of the 45-day period.

Step 2: Review your notice carefully.  Once you have received your notice from the Plan Service Provider, review it carefully.  The notice will contain:

•                  the reason(s) for the denial and the Plan provisions on which the denial is based;

•                  a description of any additional information necessary for you to perfect your claim and, why the information is necessary;

•                  a description of the Plan’s appeal procedures and the time limits applicable to such procedures;

•                  whether an internal rule or guideline was relied on in making the determination and a statement that you may request a copy of the guidelines or protocol; and

•                  a statement reminding you of your right to request all documentation relevant to your claim.

Step 3: If you disagree with the decision, you may file an Appeal.  If you do not agree with the decision of the Plan Service Provider, you may file a written appeal.  You should file your appeal no later than 180 days of receipt of the notice described in Step 1.  The Plan has established only one level of appeal and you should file your appeal with the Plan Administrator.

You should submit all information identified in the notice of denial as necessary to perfect your claim and any additional information that you believe would support your claim.

Step 4: Except as provided below, final determinations of appealed matters will be made by the Compensation Committee of the Board of Directors.

Step 5.  Right to independent review.  If, after exhausting the internal appeals process described above, you are not satisfied with the final determination, in certain cases, you may choose to participate in an external review process in accordance with applicable law.  The external review process only applies if the adverse benefit determination is based on:

•                  medical judgment; or

•                  a rescission of coverage.

The external review process is not available in the case of an adverse benefit determination is based on your failure to meet the eligibility requirements for the Plan.

The external review process is binding on both you and the Plan except to the extent other remedies are available under state or federal law.  Contact the Plan Administrator for more information.

Q-12                    What should I do if have questions about the Plan?

If you have any questions about the Plan, you should contact the Plan Service Provider or the Plan Administrator.

PART 2.  COBRA CONTINUATION COVERAGE

COBRA is a federal law that gives certain employees, spouses, and dependent children of employees the right to temporary continuation of their health care coverage under the Employer’s group health plans at group rates.  If you or your Eligible Dependents incur an event known as a “Qualifying Event,” and if such individual is covered under the Plan when the Qualifying Event occurs, then the individual incurring the Qualifying Event will be entitled under COBRA to elect to continue his or her coverage for reimbursement for medical expenses under the Plan if he or she pays the applicable premium for such coverage.  “Qualifying Events” are certain types of events that would cause, except for the application of COBRA’s rules, an individual to lose his or her health insurance coverage.  Qualifying Events include the following events:

•                  Your termination from employment or reduction of hours;

•                  Your divorce or legal separation from your Spouse;

•                  Your becoming eligible to receive Medicare benefits;

•                  Your Dependent child’s ceasing to qualify as a Dependent.

If the Qualifying Event is termination from employment, then the COBRA continuation coverage runs for a period of 18 months following the date that regular coverage ended.  COBRA continuation coverage may be extended to 36 months if another Qualifying Event occurs during the initial 18-month period.  You are responsible for informing the Administrator of the second Qualifying Event within 60 days after the second Qualifying Event occurs.  COBRA continuation coverage may also be extended to 29 months in the case of an individual, who is disabled within 60 days after the date the entitlement to COBRA continuation coverage initially arose and who continues to be disabled at the end of the 18 months.  In all other cases to which COBRA applies, COBRA continuation coverage shall be for a period of 36 months.

PART 3.  OTHER IMPORTANT INFORMATION

Plan Administrator

The Plan Administrator’s name, address and telephone number appear in the Appendix to this Summary.  The Plan Administrator shall have the exclusive right to interpret the Plan and to decide all matters arising under the Plan, including the right to make determinations of fact, and construe and interpret the terms of the Plan, including possible ambiguities, inconsistencies, or omissions in the Plan and the Summary issued in connection with the Plan.  The Plan Administrator may designate certain claims processing (including the initial determination as to whether a claim is payable) and day-to-day administrative responsibilities to a Plan Service Provider identified in the Appendix.  Nevertheless, the Plan Administrator reserves final discretionary authority for all matters arising under the Plan.

Type of Funding

The Plan is unfunded.  Benefits are paid directly from the general assets of the Employer.

Plan Year

The date of the end of the year for purposes of maintaining the fiscal records of each of the plans is set forth in the Appendix to this Summary.

Identifying Your Employer

The official name, business address, telephone number, and employer identification number (EIN) of the Plan sponsor appear in the Appendix to this Summary.  The names of any other employers who have adopted the Plan, if any, are set forth in the Appendix.

Official Plan Name

The official name of the Plan is MTR Gaming Group, Inc. Executive Medical Reimbursement Plan.

Agent for Service of Legal Process

Legal process may be served on the Plan Administrator.

Employment

Participation in the Plan does not give any participant the right to be retained in the employ of his or her employer or any other right not specified in those plans.

Effective Date of the Plan

The effective date of the Plan is set forth in the Appendix.

Coordination of Benefits

Only medical care expenses that have not been or will not be reimbursed by any other source may be Eligible Medical Expenses (to the extent all other conditions for Eligible Medical Expenses have been satisfied).  However, certain coverages (e.g., Medicare for Participants who are active employees and their Dependents, and TRICARE benefits as required by law) will pay benefits only after this Plan, to the extent required by applicable law.

Prohibition Against Assignment of Benefits

No Benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or encumbrance of any kind.

Compliance with Law

Notwithstanding anything in the Plan to the contrary, in the event that the application of any provision or benefit in the Plan violates any law, rule, or regulation, the Plan shall be administered to the extent necessary to comply with such law, rules, or regulation.

Choice of Law

The provisions of the Plan shall be construed, administered, and enforced in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not preempted by federal law.

Severability

Should any part of the Plan be invalidated by a court of competent jurisdiction, the remainder thereof shall be given effect to the maximum extent possible.

Effect of Mistake

In the event of a mistake as to the eligibility or participation of an Employee, or the allocations made to any Participant, or the amount of distributions made or to be made to a Participant or other person, the Plan Administrator shall, to the extent it deems practicable, cause to be allocated or cause to be withheld or accelerated, or otherwise make adjustment of, such amounts as will, in its judgment, accord to such Participant or other person the amounts to which he or she is properly entitled under the Plan.  Such action by the Administrator may include withholding of any amounts due the Plan or the Employer from other compensation paid by the Employer.

Overpayments or Errors

If it is later determined that you or your Eligible Dependents, as applicable, received an overpayment or a payment was made in error, you will be required to refund the overpayment or erroneous reimbursement to the Plan.

If you do not refund the overpayment or erroneous payment, the Plan and the Employer reserve the right to offset future reimbursement equal to the overpayment or erroneous payment.

Qualified Medical Child Support Orders (QMCSO)

This Plan will also provide benefits as required by any qualified medical child support order, as defined in ERISA  Section 609(a), and will provide benefits to dependent children placed with participants or beneficiaries for adoption under the same terms and conditions as apply in the case of dependent children who are natural children of participants or beneficiaries, in accordance with ERISA Section 609(c).  For more information on QMCSOs, contact the Plan Administrator, where you may obtain, without charge, a copy of the Plan’s QMCSO procedures.

Newborns’ and Mothers’ Health Protection Act of 1996

Under federal law, group health plans and health insurance issuers generally may not, under Federal law, restrict benefits for any hospital length of stay in connection with childbirth for the mother or newborn child to less than 48 hours following a vaginal delivery, or less than 96 hours following a cesarean section.  However, Federal law generally does not prohibit the mother’s or newborn’s attending provider, after consulting with the mother, from discharging the mother or her newborn earlier than 48 hours (or 96 hours as applicable).  In any case plans and issuers may not, under Federal law, require that a provider obtain authorization from the Plan or the issuer for prescribing a length of stay not in excess of 48 hours (or 96 hours).

Women’s Health and Cancer Rights Act of 1998 (WHCRA)

If you have had or are going to have a mastectomy, you might be entitled to certain benefits under the Women’s Health and Cancer Rights Act of 1998 (WHCRA).  For individuals receiving mastectomy-related benefits, coverage will be provided in a manner determined in consultation with the attending physician and the patient for:

•                  all stages of reconstruction of the breast on which the mastectomy has been performed;

•                  surgery and reconstruction on the other breast to produce a symmetrical appearance;

•                  prostheses; and

•                  treatment for physical complications of the mastectomy, including lymphedema.

These benefits will be provided subject to the same deductibles and coinsurance applicable to other medical and surgical benefits provided under the Plan.

If you would like more information on the WHCRA, contact the Plan Administrator.

PART 4.  HIPAA PRIVACY AND SECURITY

Scope and Purpose

The Plan uses protected health information (PHI) to the extent of and in accordance with the uses and disclosures permitted by the Health Insurance Portability and Accountability Act of 1996 (HIPAA).  Specifically, the Plan will use and disclose PHI for purposes related to health care treatment, payment for health care and health care operations as defined in the Privacy Notice distributed to Plan Participants.  In addition, the Plan will implement safeguards to protect the confidentiality and integrity of electronic PHI.

Use and Disclosure of PHI

The Plan will disclose PHI to the Employer, or where applicable, an Affiliated Employer, only upon receipt of a written certification from the Plan Sponsor that the Plan documents have been amended to incorporate the provisions in this Section 4  and the Employer agrees to implement the provisions in Section 8.03 below.

Conditions Imposed on Employer

Notwithstanding any provision of the Plan to the contrary, the Employer agrees to:

•                  Not use or disclose PHI other than as permitted or required by the Plan document or as required by law;

•                  Ensure that any agents, including a subcontractor, to whom the Employer provides PHI received from the Plan agree to the same restrictions and conditions that apply to the Plan Sponsor with respect to such PHI;

•                  Not use or disclose a covered individual’s PHI for employment-related actions and decisions unless authorized by that individual;

•                  Not use or disclose a covered individual’s PHI in connection with any other benefit or employee benefit plan of the Plan Sponsor unless authorized by that individual;

•                  Report to the Plan any use or disclosure of PHI that is inconsistent with this Article XI, if it becomes aware of an inconsistent use or disclosure and to report to the Plan any use or disclosure of PHI that is a Security Incident of which it becomes aware;

•                  Make PHI available to an individual in accordance with HIPAA’s access requirements;

•                  Make PHI available for amendment and incorporate any amendments to PHI in accordance with HIPAA (45 C.F.R. § 164.526);

•                  Make available the information required to provide an accounting of disclosures in accordance with 45 C.F.R. § 164.528;

•                  Make internal practices, books and records relating to the use and disclosure of PHI received from Plan available to the Secretary of the U.S. Department of Health and Human Services for the purposes of determining the Plan’s compliance with HIPAA;

•                  If feasible, return or destroy all PHI received from the Plan that the Employer still maintains in any form, and retain no copies of such PHI when no longer needed for the purpose for which disclosure was made (or if return or destruction is not feasible, limit further uses and disclosures to those purposes that make the return or destruction infeasible);

•                  To ensure adequate separation between the Plan and Employer as required by 45 C.F.R. § 164.504(f)(2)(iii) and described in this Article XI; and

•                  To implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of electronic PHI (other than enrollment/disenrollment information) and it will ensure that any agents or subcontractors to whom it provides such electronic PHI agrees to implement reasonable and appropriate safeguards to protect the information.

Designated Employees Who May Receive PHI

In accordance with the Privacy Rules, only certain Employees of the Employer who perform Plan administrative functions may be given access to PHI.  Those Employees who have access to PHI from the Plan are listed in the Privacy Notice, either by name or individual position.

Restrictions on Employees with Access to PHI

The Employees who have access to PHI listed in the Privacy Notice may only use and disclose PHI for Plan Administration functions that the Employer performs for the Plan, as set forth in the Privacy Notice, including but not limited to, quality assurance, claims processing, auditing, and monitoring.

Policies and Procedures

The Employer will implement policies and procedures setting forth operating rules to implement the provisions hereof.  In addition, the Employer will implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of electronic PHI that the Employer creates, receives, maintains or transmits on behalf of the Plan.

Privacy and Security Official.

The Plan shall designate a Privacy and a Security Official, who will be responsible for the Plan’s compliance with HIPAA’s Privacy and Security Rules.  The Privacy Official and the Security Official may be the same individual.  The Privacy and Security Officials are responsible for ensuring the Plan’s compliance with HIPAA’s Privacy and Security Rules.  The Privacy and Security Official may contract with or otherwise utilize the services of attorneys, accountants, brokers, consultants, or other third party experts as the Privacy and Security Official deems necessary or advisable.

Noncompliance

The Employer shall provide a mechanism for resolving issues of noncompliance, including disciplinary sanctions for personnel who do not comply with the provisions of this Section 4.

Definitions

As used in this Part 4, each of the following capitalized terms shall have the respective meaning given below:

“Privacy Notice” means the notice of the Plan’s privacy practices distributed to Participants in accordance with 45 C.F.R. § 164.520, as amended from time to time.

“Privacy Rules” means the privacy provisions of HIPAA and the regulations in 45 C.F.R. Parts 160 and 164.

“Security Rules” means the security provisions set forth in 45 C.F.R. Part 164.302 et seq.

“Protected Health Information” or “PHI” means individually identifiable health information as defined in 45 C.F.R. § 160.103.

“Security Incident” means an incident as defined in 45 C.F.R. §164.304.

Interpretation and Limited Applicability

This Section 4 serves the sole purpose of complying with the requirements of HIPAA and shall be interpreted and construed in a manner to effectuate this purpose.  Neither this Section 4 nor the duties, powers, responsibilities, and obligations listed herein shall be taken into account in determining the amount or nature of the Benefits provided to any person covered under this Plan, nor shall they inure to the benefit of any third parties.  To the extent that any of the provisions of this Section 4 are no longer required by HIPAA, they shall be deemed deleted and shall have no further force or effect.

Services Performed for the Employer

Notwithstanding any other provision of this Plan to the contrary, all services performed by a third party for the Plan in accordance with the applicable service agreement shall be deemed to be performed by a business associate on behalf of the Plan and subject to the administrative simplification provisions of HIPAA contained in 45 C.F.R. Parts 160 through 164, except services that relate to eligibility and enrollment in the Plan.  If a third party performs any services that relate to eligibility and enrollment to the Plan, these services shall be deemed to be performed on behalf of the Employer in its capacity as Plan sponsor and not on behalf of the Plan.

PART 5.  ERISA RIGHTS

As a Participant in the Plan, you may be entitled to certain rights and protection under ERISA.  ERISA provides that all plan participants are entitled to:

•                  Examine, without charge, at the Plan Administrator’s office and at other specified locations (such as worksites and union halls) all plan documents, including insurance contracts, collective bargaining agreements, and copies of all documents filed by the Plan with the U.S. Department of Labor or Internal Revenue Service, such as detailed annual reports and plan descriptions;

•                  Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator (the Plan Administrator may charge a reasonable amount for the copies); and

•                  Receive a summary of the Plan’s annual information report (the Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report).

In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefits plan.  The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of the Participants and beneficiaries.  No one, including the Employer, your union, or any other person, may discriminate against you in any way to prevent you from obtaining a Benefit from the Plan or from exercising your rights under ERISA.

If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial.  You have the right to have the Plan review and reconsider your claim.  Under ERISA, there are steps you can take to enforce the above rights.  For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court.  In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.  If you have a claim for Benefits that is denied or ignored in whole or in part, and if you have exhausted the claims procedures available to you under the Plan, then you may file suit in state or federal court.  In addition, if you disagree with the Plan’s decision or lack thereof regarding the qualified status of a domestic relations order or a medical child support order, you may file suit in federal court.

If it should happen that plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court.  The court will decide who should pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees (for example, if it finds that your claim is frivolous).  If you have any questions about the Plan, you should contact the Plan Administrator.  If you have any questions about this part of the Summary Plan Description or about your rights under ERISA, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

APPENDIX

EMPLOYER ORGANIZATION

Name of Organization:	MTR Gaming Group, Inc.
Federal Employer ID Number:	84-1103135
Mailing Address:	P. O. Box 356
Chester, WV 26034
Street Address:	State Route 2, South
City, State, Zip:	Chester, WV 26034

PLAN INFORMATION

Plan Name:	MTR Gaming Group, Inc. Executive Medical Reimbursement Plan
Original Effective Date:	November 1, 2011
Plan Year Runs*:	January 1st to December 31st

*This Plan is designed to run on a 12-month plan year period as stated above. A Short Plan Year may occur when the Plan is first established, when the plan year period changes, or at the termination of a Plan.

Plan Administrator:	MTR Gaming Group, Inc.
Street Address:	Street Route 2, South
City, State, Zip:	Chester, WV 26034
Phone:	304-387-5712

Plan Service Provider:	INNOVA BENEFIT Services, LLC
Street Address:	795 Pine Valley Drive, Suite 21
City, State, Zip:	Pittsburgh, PA 15239
Phone:	866-993-7702